Exhibit 35.1


REG AB ITEM 1123 STATEMENT OF COMPLIANCE

           I, Kevin Cloyd, hereby certify that I am a duly appointed Executive Vice President of New Century Mortgage Corporation (the "Servicer"), and further certify as follows:

            1. This certification is being made pursuant to the terms of the Servicing Agreements or Pooling and Servicing Agreements, as applicable
(collectively, the "Agreements"), listed on Appendix A attached hereto.

            2. I have reviewed the activities of the Servicer during the reporting period and a review of the Servicer's performance under the Agreements has been made under my supervision and, to the best of my knowledge based on such review, the Servicer has fulfilled all of its obligations under the Agreements in all material respects throughout the reporting period, except as set forth on Appendix B attached hereto.

            Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 4, 2007.




                                          By: /s/ Kevin Cloyd
                                            Name: Kevin Cloyd
                                            Title: Executive Vice President

            I, Joseph Tortorelli, a (an) Assistant Secretary of the Servicer, hereby certify that Kevin Cloyd is a duly elected, qualified, and acting Executive Vice President of the Servicer and that the signature appearing above is his/her genuine signature

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 4, 2007.

                                                  By: /s/ Joseph Tortorelli
                                                    Name: Joseph Tortorelli
                                                 Title: Assistant Secretary
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APPENDIX A



1. NCHELT 2006-1 - Servicing Agreement, dated as of March 30, 2006, among New Century Mortgage Home Equity Loan Trust 2006-1, as issuer, the Company, as servicer and Deutsche Bank National Trust Company, as indenture trustee.

2. NCHELT 2006-2 - Servicing Agreement, dated June 29, 2006, among New Century Home Equity Loan Trust 2006-2, as issuer, the Company, as servicer and Deutsche Bank National Trust Company, as indenture trustee.

3. NCHELT 2006-ALT1 - Servicing Agreement, dated as of June 22, 2006, among New Century Alternative Mortgage Loan Trust 2006-ALT1, as issuer, Wells Fargo Bank, N.A., as servicer, and Deutsche Bank National Trust Company, as indenture trustee.

4. NCHELT 2006-S1 - Servicing Agreement, dated as of February 27, 2006, among New Century Home Equity Loan Trust 2006-S1, as issuer, the Company, as servicer, and Deutsche Bank National Trust Company, as indenture trustee.

5. CMLT 2006-1 - Pooling and Servicing Agreement, dated as of February 8, 2006,among Citigroup Mortgage Loan Trust Inc., as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

6. CMLT 2006-2 - Pooling and Servicing Agreement, dated as of June 21, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

7. CMLT 2006-3 - Pooling and Servicing Agreement, dated as of August 10, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

8. CMLT 2006-4 - Pooling and Servicing Agreement, dated as of September 28, 2006,among Stanwich Asset Acceptance Company, LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

9. CMLT 2006-5 - Pooling and Servicing Agreement, dated as of December 19, 2006, among Stanwich Asset Acceptance Company, LLC, as depositor, the Company, as servicer, and Deutsche Bank National Trust Company, as trustee.

10. CMLTI 2006-NC1: Pooling and Servicing Agreement, dated as of June 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.

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11.   CMLTI 2006-NC2:  Pooling and Servicing Agreement, dated as of September
      1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as servicer, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.

12. CMLTI 2006-HE3: Pooling and Servicing Agreement, dated as of December 1, 2006, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., Ocwen Loan Servicing LLC and Countrywide Home Loans Servicing LP as servicers, Citibank, N.A., as trust administrator and U.S. Bank, N.A., as trustee.

13. GSAMP 2006-NC2: Pooling and Servicing Agreement, dated as of June 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing LLC, as servicer, and Deutsche Bank National Trust Company, as Trustee.



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APPENDIX B

Items of Material Non Compliance

Servicing criteria 1122(d)(1)(ii)

The Servicer did not have adequate policies and procedures in place to monitor the material servicing activities outsourced to the thid party performing the initial processing of cash receipts at the lockbox.

Servicing criteria 1122(d)(1)(iv)

The Servicer did not maintain adequate fidelity bond coverage.

Servicing criteria 1122(d)(2)(vii)(B)

The Servicer did not complete bank account reconciliations within the time required.

Servicing criteria 1122(d)(4)(vi)

The Servicer did not review and approve changes to the terms or status of an obligor's pool asset as required by the respective transaction agreements and related pool asset documents.

Servicing criteria 1122(d)(4)(vii)

The Servicer did not:
       Initiate, conduct and conclude loss mitigation or recovery actions within time frames or other requirements of the respective transaction agreements;
       Execute forbearance plans as required by the respective transaction agreements;
       Execute pre-foreclosure sales or short payoffs resulting from the acceptance of funds in an amount that is less than the total borrower indebtedness as required by the respective transaction agreements; and Execute foreclosures as required by the respective transaction agreements.

Failure to receive reports required by Item 1122 of Regulation AB

The Servicer did not receive an Assessment of Compliance or an accompanying Attestation Report required by Item 1122(d) of Regulation AB from Union Bank of California, N.A., the vendor responsible for the initial processing of cash receipts at the lockbox, which is applicable to servicing criteria
 1122(d)(2)(i) and 1122(d)(4)(iv).

KPMG LLP, the Servicer's independent registered public accounting firm, has not completed its examination of the Servicer's compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006. KPMG LLP's report dated
April 4, 2007 on the Servicer's compliance with such servicing criteria disclaims an opinion.